CADWALADER                        Cadwalader, Wickersham & Taft LLP
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                                  One World Financial Center, New York, NY 10281
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                                  www.cadwalader.com

                                                                  EXHIBIT 5.3




                                 June 27, 2005


Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
250 Vesey Street
New York, New York 10080

          Re:  Mortgage Pass-Through Certificates
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Depositor"), in connection with the Depositor's Registration Statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus forming a part of the Registration Statement describes Mortgage Pass-Through Certificates (the "Certificates") to be sold by the Depositor in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement is being filed as exhibits to, or incorporated by reference in, the Registration Statement from the Depositor's Registration Statement on Form S-3 (File No. 333-102175) filed with the Commission on December 23, 2002. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

          In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement, in the form filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinions set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Certificates representing beneficial interests in a Delaware business trust and we express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

          Based on and subject to the foregoing, we are of the opinion that:

          1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off, (b) relating to submission to jurisdiction, venue or service of process, or (c) purporting to prohibit, restrict or condition the assignment of, or the grant of a security interest in, rights under such Pooling and Servicing Agreement, or property subject thereto, may be limited by applicable law or considerations of public policy.

          2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits provided by such Pooling and Servicing Agreement.

          3. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Certificates under existing law, subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                               Very truly yours,

                               /s/ Cadwalader, Wickersham & Taft LLP



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